Exhibit 99.1

Ascent Solar Technologies Provides Corporate Update Detailing Customer Pipeline and Sales Progress in Space and Aerospace Industries

THORNTON, Colo., August 6, 2025 (GLOBE NEWSWIRE) -- Ascent Solar Technologies, (Nasdaq: ASTI) (“Ascent'' or the “Company”), the leading U.S. innovator in the design and manufacture of featherweight, flexible, and durable CIGS thin-film photovoltaic (PV) solutions, today published a corporate update detailing its customer and sales progress, as well as its strategy to meet growth opportunities in the aerospace and space industries.

The full report can be found here, projecting 2026 sales to reach $5 million to $20 million, and 2027 sales to achieve $25 million to $40 million. These figures are estimated based on current customer discussions and testing coupled with a rapidly growing market opportunity in aerospace and space. It does not reflect sales currently under contract.

The report also outlines the Company’s competitive advantages and details its customer acquisition strategies within its respective market focuses of aerospace and space. It follows a number of significant milestones achieved by Ascent in the last two years, including its space solar modules flying on NASA’s LISA-T Mission; signing a Collaborative Agreement with NASA to advance the development of its thin-film PV power beaming capabilities; establishing a Master Services Agreement with NOVI; signing several teaming agreements and MOUs with various organizations in the space and defense industries; and providing test product samples to several other companies for potential adoption.

“We are very proud of the technological and commercial progress achieved since our corporate restructuring in 2023. In that short time our company has made remarkable efficiency improvements to our technology and processes, established an unrivaled ability to fulfill orders in just a few days, and connected with numerous potential customers interested in testing our technology. All of this and more is reflected in our confidence in issuing this report,” said Paul Warley, CEO of Ascent Solar Technologies. “We are laser-focused on improving efficiency and engaging a wide range of companies that represent a broad customer base, with a focus on providing technology that meets the burgeoning need for durable, reliable solar solutions in space.”

ABOUT ASCENT SOLAR TECHNOLOGIES, INC.

Backed by 40 years of R&D, 15 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. is a leading provider of innovative, high-performance, flexible thin-film solar panels, optimized for use in space, military and defense, and other applications where mass, performance, reliability, and resilience are paramount.

Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial/commercial construction as well as an extensive range of consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s research and development center and 5-MW nameplate production facility is in Thornton, Colorado.

To learn more, visit https:www.ascentsolar.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the financing transaction, our business strategy, and the potential uses of the proceeds from the transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations, and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

MEDIA CONTACT

Spencer Herrmann

FischTank PR

ascent@fischtankpr.com

INVESTOR CONTACT

ir@ascentsolar.com